EXHIBIT 31.2.1

Certification of Principal Financial Officer

I, Gary Pokrassa, certify that:

1.   I have reviewed this report on Form 10-K/A of Lakeland Industries, Inc.;

            2.   Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 17, 2008	/s/ Gary Pokrassa
Gary Pokrassa
Chief Financial Officer
(Principal Financial Officer)